UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016

BMP HOLDINGS INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

333-204070

(Commission File No.)

200 Boston Avenue, Suite 1875

Medford, MA 02155

(Address of principal executive offices and Zip Code)

(617) 803-8838

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Board of Directors of the Company approved a stock dividend of nine (9) shares of common stock of the Company for each share of common stock issued and outstanding, subject to necessary regulatory processing and approval by the Financial Industry Regulatory Authority (“FINRA”). Effective October 11, 2016, FINRA approved the stock dividend.

In accordance with the stock dividend, the Company will issue a dividend of nine (9) shares of common stock of the Company for each share of common stock issued and outstanding to each shareholder of record as of the record date of October 6, 2016. The payment date for the stock dividend is October 12, 2016. The stock dividend will increase the number of the Company’s issued and outstanding common stock to 51,680,000 from the current 5,168,000. The stock dividend will not affect the number of the Company’s authorized common stock or its par value, which remains at 1,000,000,000 and $0.0001 par value per share, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of October 2016.

BMP HOLDINGS INC.

By:	/s/ Francis M. Reynolds
Francis M. Reynolds, Chief Executive Officer